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                                                                    Exhibit 23.3


PRICEWATERHOUSECOOPERS LLP

                                                   PricewaterhouseCoopers LLP
                                                   Chartered Accountants
                                                   PO Box 82
                                                   Royal Trust Tower, Suite 3000
                                                   Toronto Dominion Centre
SECURITIES & EXCHANGE COMMISSION                   Toronto, Ontario
                                                   Canada M5K 1G8
                                                   Telephone +1 416 863 1133
                                                   Facsimile +1 416 365 8215




CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-9830) and on Form S-8 (No. 333-12800) of Lions Gate Entertainment Corp. of our report dated June 22, 2001 relating to the consolidated financial statements of the Company which appears in this Annual Report on Form 10-K.




(signed) PricewaterhouseCoopers LLP

Toronto, Canada
July 15, 2002



PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.